EXHIBIT 10.28
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                              AMENDED AND RESTATED
                 EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

            THIS AMENDED AND RESTATED EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this "Exim Agreement") dated as of December 19, 2001, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and DATAWATCH CORPORATION, a Delaware corporation with its chief executive office located at 175 Cabot Street, Suite 503, Lowell, Massachusetts 01854 ("Datawatch US"), DATAWATCH INTERNATIONAL LIMITED, a company registered under the laws of England and Wales with its principal place of business at Novartis House, Station Road, Kings Langley, Hertfordshire, England WD4 8LJ ("Datawatch International"), DATAWATCH EUROPE LIMITED, a company registered under the laws of England and Wales with its principal place of business at The Software Centre East Way, Lee Mill Industrial Estate, Ivybridge, Plymouth, England PL21 9PE ("Datawatch Europe") (hereinafter Datawatch US, Datawatch International, and Datawatch Europe are referred to herein jointly and severally as the "Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1        RECITALS.

         A. Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated October 30, 2001, as may be amended from time to time (as may be amended, the "Domestic Agreement"), together with related documents executed in conjunction therewith.

         B. Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the Export-Import Bank of the United States (the "Exim Bank").

         SECTION 2. LOAN AND TERMS OF PAYMENT

         2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances as and when due in accordance with this Exim Agreement.

         2.2 Revolving Advances. Subject to the terms and conditions of this Exim Agreement, Bank agrees to make Advances to Borrower in an amount not to exceed (i) the Exim Committed Line or the Borrowing Base, whichever is less, minus (iii) the aggregate outstanding Advances hereunder, as determined by the Borrowing Base Certificate to be delivered to the Bank.

         To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the "Note") in substantially the form attached hereto as EXHIBIT B.

         Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Eastern time, on the Business Day that the Advance is to be made together with any additional documentation required under the Borrower Agreement, including without limitation, as set forth in Section 2.03 of the Borrower Agreement. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Exim Agreement, based upon instructions received from a Responsible Officer or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee (as designated in writing by a Responsible Officer) thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section to Borrower's deposit account. Amounts borrowed pursuant to this Section may be repaid at any time and re-borrowed at any time during the term of this Exim Agreement so long as no Event of Default has occurred and is continuing.
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         Only Datawatch US may request Advances hereunder. Notwithstanding the foregoing, each Borrower hereunder shall be obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances. Each Borrower acknowledges and agrees that, to the extent the other Borrower has or may have certain rights of subrogation or reimbursement against the other for claims arising out of this Exim Agreement, that those rights are hereby waived.

         2.3 Overadvances. If, at any time or for any reason, the amount of Obligations under this Exim Agreement owed by Borrower to Bank is greater than the lesser of (i) the Borrowing Base or (ii) the Exim Committed Line, the Borrower shall immediately pay to Bank, in cash, the amount of such excess.

         2.4 Interest Rate; Payments.

                     (i) Interest Rate. Advances accrue interest on the
             outstanding principal balance at a per annum rate equal to the aggregate of the Bank's Prime Rate, and two percent (2.0%). After an Event of Default, Obligations shall bear interest at four percent (4.0%) above the rate effective immediately before the Event of Default. The interest rate shall increase or decrease when the Prime Rate changes. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

                     (ii) Payments. Interest is payable on the Payment Date of
             each month. Bank may debit any of Borrower's deposit accounts including Account Number __________ for principal and interest payments or any amounts Borrower owes Bank, including, without limitation, Bank Expenses. Bank shall promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

         2.5 Fees. Borrower shall pay to Bank:


                     (i) Exim Fee. A fully earned, non-refundable facility fee
             of $7,500.00 due on the Closing Date; and


                     (ii) Unused Line Fee. In the event, in any calendar month
             (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Advances outstanding during the month is less than the amount of the Exim Committed Line, Borrower shall pay Bank an unused line fee in an amount equal to 0.50% per annum on the difference between the amount of the Exim Committed Line and the average daily principal balance of the Advances outstanding during the month, which unused line fee shall be computed and paid monthly, in arrears, on the first day of the following month.

                     (iii) Bank Expenses. All Bank Expenses (including
             reasonable attorneys' fees and expenses incurred through and after the Closing Date) when due.


         2.6 Use of Proceeds. Borrower will use the proceeds of Advances only for the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited herein or by the Borrower Agreement.

         SECTION 3. CONDITIONS OF LOANS


         3.1 Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is subject to the following conditions:

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                  (a) timely receipt by Bank of the Payment/Advance Form as
         provided in Section 2.2;

                  (b) timely receipt by Bank of a Borrowing Base Certificate as defined in the Borrower Agreement;

                  (c) the Exim Guarantee shall be in full force and effect; and

                  (d) except as otherwise disclosed to the Bank, the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no potential Event of Default or Event of Default shall have occurred and be continuing, or would result from such Advance.

         The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.1.

         SECTION 4. CREATION OF SECURITY INTEREST

         4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Exim Agreement in all of the Collateral (with the exception of Exim Eligible Foreign Accounts, but only to the extent any Advances are actually made by the Bank to the Borrower based upon such Exim Eligible Foreign Accounts), is subject to and subordinate to the security interest granted to the Bank in the Domestic Agreement with respect to the Collateral. Borrower agrees that any disposition of the Collateral in violation of this Exim Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code. If this Exim Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.

         SECTION 5. REPRESENTATIONS AND WARRANTIES

         Borrower represents, warrants and covenants as follows:

         5.1 Domestic Loan Documents. The representations and warranties contained in the Domestic Loan Documents, which are incorporated by reference into this Exim Agreement, are true and correct.

         SECTION 6. AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all Obligations, it shall do all of the following:

         6.1 Domestic Loan Documents. Borrower shall comply in all respects with the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this Exim Agreement and shall survive the termination of Domestic Agreement, which shall include, without limitation, compliance with the financial reporting requirements set forth in Section 5.3 of the Domestic Agreement and the financial covenants set forth in Section 5.1 of the Domestic Agreement. In addition to the foregoing, each of Datawatch International and Datawatch Europe shall remit weekly to the United States all proceeds of collected Accounts; provided, however, that no event of default occurs and is continuing hereunder, Datawatch International and Datawatch Europe shall remit weekly to the United States all proceeds of collected Accounts net of reasonable and customary operating expenses of each of each of Datawatch International and Datawatch Europe. Notwithstanding the foregoing, the

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proceeds of Advances hereunder may not be transferred to any of each of
Datawatch International and Datawatch Europe.

         6.2 Terms of Sale. Borrower shall cause all sales of products upon which Advances are based to be on open account to creditworthy buyers that have been preapproved in writing by Bank and Exim Bank.

         6.3 Borrower Agreement. Borrower shall comply with all of the terms of the Borrower Agreement, including without limitation, the delivery of any and all notices required pursuant to Sections 2.11 and/or 2.18 of the Borrower Agreement. Unless otherwise specifically indicated in this Exim Agreement that the provisions of this Exim Agreement control, in the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.

         6.4 Notice in Event of Filing of Action for Debtor's Relief. Borrower shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

         6.5 Payment in Dollars. Borrower shall require payment in United States Dollars or an Acceptable Foreing Currency subject to the terms of this Exim Agreement for the products, unless the Exim Bank otherwise agrees in writing hereafter.

         6.6 Further Assurances. At any time and from time to time Borrower shall (i) execute and deliver such further instruments, (ii) take such further action as may reasonably be requested by Bank, and (iii) deliver such additional information, reports, contracts, invoices and other data concerning the Collateral as may reasonably be requested by Bank, all of the foregoing in furtherance of the purposes of this Exim Agreement.

         SECTION 7. NEGATIVE COVENANTS

         Prior to the (i) payment in full of outstanding Obligations, and (ii) termination of Bank's commitment to make any Advance, Borrower shall not do any of the following without the Bank's written consent:

         7.1 Domestic Loan Documents. Violate or otherwise fail to comply with any provisions of the Domestic Loan Documents, which provisions are incorporated into this Exim Agreement.

         7.2 Borrower Agreement. Violate or otherwise fail to comply with any provision of the Borrower Agreement, including without limitation the negative covenants set forth in Section 2.15.

         7.3 Exim Guarantee. Take any action, or permit any action to be taken, that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.

         SECTION 8. EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

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         8.1 Payment Default. If Borrower fails to pay when due any of the
Obligations.

         8.2 Covenant Default; Cross Default. If Borrower fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Exim Agreement, in any of the Domestic Loan Documents which terms and provisions are incorporated into this Exim Agreement and shall survive the termination of Domestic Agreement, the Borrower Agreement, or the Exim Loan Documents, or an Event of Default occurs under any of the Domestic Loan Documents or the Borrower Agreement; or

         8.3 Exim Guarantee. If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes or purports to revoke any obligations under the Exim Guarantee.

         SECTION 9. BANK'S RIGHTS AND REMEDIES

         9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 of the Domestic Agreement occurs all Obligations are immediately due and payable without any action by Bank);

                  (b) Stop advancing money or extending credit for Borrower's benefit under this Exim Agreement or under any other agreement between Borrower and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

                  (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

                  (g) Dispose of the Collateral according to the Code.

         9.2 Exim Direction. Upon the occurrence of an Event of Default, Exim Bank shall have a right to: (i) direct Bank to exercise the remedies specified in Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.

         9.3 Exim Notification. Bank shall have the right to immediately notify Exim Bank in writing if it has knowledge of the occurrence of any of the following events: (1) any failure to pay any amount due under this Exim Agreement or the Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower;
(4) the filing of an action for debtor's relief by, against, or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

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         In the event that it sends such a notification to Exim Bank, Bank shall have the right to thereafter send Exim Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Exim Bank or said default or other events have been cured. Bank shall not have any obligation to make any Advances following said notification to Exim Bank, unless Exim Bank gives its written approval thereto. If directed to do so by Exim Bank, Bank shall have a right promptly to exercise any rights it may have against Borrower to demand the immediate repayment of all amounts outstanding under the Exim Loan Documents.

         9.4 Remedies Cumulative. Bank's rights and remedies under this Exim Agreement, the Exim Loan Documents, the Domestic Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.5 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank its power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Advances hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Advances terminates.

         9.6 Accounts Collection. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. Any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

         9.7 Bank Expenses. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.8 Bank's Liability for Collateral. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.9 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

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SECTION 10. NOTICES

         Unless otherwise provided in this Exim Agreement, all notices or demands by any party relating to this Exim Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at the address set forth in the Domestic Loan Documents. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.


         SECTION 11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EXIM AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         SECTION 12. GENERAL PROVISIONS

         12.1 Successors and Assigns. This Exim Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Exim Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Exim Agreement, the Loan Documents or any related agreement.

         12.2 Indemnification. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3 Right of Set-Off. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH

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DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY
KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Exim Agreement.

         12.5 Severability of Provision. Each provision of this Exim Agreement is severable from every other provision in determining the enforceability of any provision.

         12.6 Amended and Restated Agreement. This Agreement shall amend and restate in its entirety a certain Export-Import Bank Loan and Security Agreement dated as of December 27, 1999 between Borrower and Bank, as amended by a certain First Loan Modification Agreement (EXIM Line) dated as of January 17, 2001, as further amended by a certain Second Loan Modification Agreement (EXIM Line) dated as of September 13, 2001.

         12.7 Amendments in Writing; Integration. All amendments to this Exim Agreement must be in writing signed by both Bank and Borrower. This Exim Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. Without the prior written consent of Exim Bank, no material amendment of or deviation from the terms of this Exim Agreement or the Note shall be made that would adversely affect the interests of Exim Bank under the Exim Guarantee, including without limitation the rescheduling of any payment terms provided for in this Exim Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Exim Agreement and the Loan Documents merge into this Exim Agreement and the Loan Documents.

         12.8 Counterparts. This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one agreement.

         12.9 Survival. All covenants, representations and warranties made in this Exim Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         SECTION 13. DEFINITIONS

         13.1 Definitions. Except as otherwise defined, terms that are capitalized in this Exim Agreement shall have the meanings assigned in the Domestic Loan Documents. As used in this Exim Agreement, the following terms shall have the following definitions:

                  "ACCEPTABLE FOREIGN CURRENCY" means any one of British Pounds Sterling, the Euro, Swedish Krona, Irish Pounds, Deutsche Marks, Italian Lire and Dutch Guilders.

                  "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing.

                  "ADVANCES" means any loans or other extensions of credit hereunder.

                  "BANK EXPENSES" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, and administration of the Exim Loan Documents, including any costs incurred in relation to opposing or seeking to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing

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         upon or disposing of Collateral, or such related matters; and Bank's reasonable attorneys' fees and expenses incurred in enforcing or defending the Exim Loan Documents, whether or not suit is brought, unless a final court of competent jurisdiction finds the Bank acted with gross negligence or willful misconduct.

                  "BORROWER AGREEMENT" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

                  "BORROWING BASE" means an amount equal to (i) eighty percent (80%) of Exim Eligible Foreign Accounts which Exim Eligible Foreign Accounts (A) are billed and collected by each of the entities comprising the Borrower in the United States or United Kingdom and (B) if payable in an Acceptable Foreign Currency (other than British Pounds Sterling), Borrower has made arrangements satisfactory to the Bank in its sole discretion with respect to a hedge on such Exim Eligible Foreign Accounts; or (ii) eighty (80%) percent with respect to Exim Eligible Foreign Accounts which (A) are billed and collected by the Borrower in the United States or United Kingdom (B) are billed in British Pounds Sterling and (C) Borrower has not made arrangements satisfactory to the Bank in its sole discretion with respect to a hedge on such Exim Eligible Foreign Accounts; and (iii) seventy (70%) percent with respect to Exim Eligible Foreign Accounts which (A) are billed and collected by the Borrower in the United States or United Kingdom, (B) are billed in any Acceptable Foreign Currency other than British Pounds Sterling and (C) Borrower has not made arrangements satisfactory to the Bank in its sole discretion with respect to a hedge on such Exim Eligible Foreign Accounts.

                  "CLOSING DATE" is the date of this Agreement

                  "COLLATERAL" is the property described on Exhibit A.

                  "DOMESTIC AGREEMENT" has the meaning set forth in recital paragraph A.

                  "DOMESTIC LOAN DOCUMENTS" means the Domestic Agreement and all instruments, documents, and agreements executed in connection with the Domestic Agreement.

                  "EXIM BANK" means Export-Import Bank of the United States.

                  "EXIM COMMITTED LINE" means Five Hundred Thousand Dollars ($500,000.00).

                  "EXIM ELIGIBLE FOREIGN ACCOUNTS" means those Accounts payable in United States Dollars or an Acceptable Foreign Currency that arise in the ordinary course of Borrower's business and are derived from exports originating in the United States, and (i) with respect to which the account debtor is not a resident of the United States; (ii) that have been validly assigned or pledged to Bank in a manner satisfactory to the Bank giving the Bank a first priority perfected security interest, or its equivalent, in such Accounts, (iii) comply with all of Borrower's representations and warranties to Bank, and (iv) that either
         (A) the Bank approves on a case by case basis (which shall be required with respect to foreign Accounts on open account terms), or (B) are supported by letter(s) of credit acceptable to Bank. Standards of eligibility may be fixed revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Exim Eligible Foreign Accounts shall not include the following:

                  (a) Accounts with a term in excess of ninety (90) days;

                  (b) Accounts that the account debtor has failed to pay within sixty (60) calendar days of the original due date of the invoice unless such accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for comparable coverage, in which case sixty
         (60) calendar days shall apply;

                  (c) Accounts with respect to an account debtor, fifty percent (50%) or more of whose Accounts the account debtor has failed to pay within ninety (90) days of the original date of invoice;

                  (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

                  (e) Accounts with respect to which an invoice has not been sent;

                  (f) Accounts with respect to which the account debtor is an Affiliate, officer or director of Borrower;

                  (g) Accounts with respect to which the account debtor is located in a country in which Exim Bank is legally prohibited from doing business as designated in the Country Limitation Schedule (as such term is defined in the Borrower Agreement);

                  (h) Accounts with respect to which the account debtor is located in a country in which Exim Bank coverage is not available for commercial reasons;

                  (i) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of Borrower's liability to such account debtor, or if the account debtor is subject to an Insolvency Proceeding or is otherwise insolvent.

                  (j) Accounts which arise for the sales of items not in the ordinary course of Borrower's business, unless pre-approved in writing by Bank;

                  (k) Accounts not owned by Borrower or which are subject to any rights, claim or interest of another Person or than the lien in favor of Bank;

                  (l) Accounts with respect to which the account debtor has disputed liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (m) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of the aggregate dollar amount of all Accounts, only to the extent such obligations exceed such percentage, except as approved in writing by Bank;

                  (n) Accounts generated by the sale of products purchased for military purposes or that are due and payable from a military Buyer;

                  (o) Accounts, if any, generated by sales of Inventory which constitutes defense articles or defense services;

                  (p) Accounts payable in currency other than Dollars or an Acceptable Foreign Currency, except as may be approved in writing by the Bank and the Exim Bank;

                  (q) Accounts which are due and owing and the collection of which must be made outside the United States or the United Kingdom;

                  (r) Accounts the collection of which Bank or Exim Bank determines in its reasonable judgment to be doubtful; and

                  (s) Accounts which are not "Eligible Export-Related Accounts Receivable", as such term is defined in the Borrower Agreement.

                  Notwithstanding the terms of the Borrower Agreement to the contrary, and subject to the terms and conditions of this Exim Agreement, Exim Eligible Foreign Accounts may include Accounts that are billed in the United States or the United Kingdom and also may include Accounts that are billed in United States Dollars or an Acceptable Foreign Currency.

                  "EXIM GUARANTEE" means that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated by reference into this Exim Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

                  "EXIM LOAN DOCUMENTS" means, collectively, this Exim Agreement, the Domestic Loan Documents, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.

                  "EXIM MATURITY DATE" is October 1, 2002.

                  "NOTE" is defined in Section 2.2.

                  "OBLIGATIONS" shall mean all debts, principal, interest, Bank Expenses arising under the Exim Loan Documents, the Borrower Agreement, the Domestic Loan Documents and other amounts Borrower owes Bank now or later, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

                  "PAYMENT DATE" means the last calendar day of each month commencing on the first such date after the Closing Date and ending on the Exim Maturity Date.

                  "RESPONSIBLE OFFICER" means each of the Chief Executive Officer and Chief Financial Officer of the Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.


BORROWER:

DATAWATCH CORPORATION                        SILICON VALLEY BANK, doing business
                                             as SILICON VALLEY EAST

By: /s/ Robert W. Hagger                     By: /s/ David Rodriquez
    ---------------------------------------      -------------------------------

Name: Robert W. Hagger                       Name: David Rodriquez
      -------------------------------------        -----------------------------

Title: President & Chief Executive Officer   Title: Vice President
       ------------------------------------         ----------------------------


DATAWATCH INTERNATIONAL LIMITED

By: /s/ Robert W. Hagger
    ---------------------------------------

Name: Robert W. Hagger
      -------------------------------------

Title: Director
       ------------------------------------



DATAWATCH EUROPE LIMITED

By: /s/ Alan R. MacDougall
    ---------------------------------------

Name: Alan R. MacDougall
      -------------------------------------

Title: Director and Secretary
       ------------------------------------

                                    EXHIBIT A
                                    ---------

            The Collateral consists of all of Borrower's right, title and interest in and to the following:

            All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

            Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

            All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                    EXHIBIT B
                                    ---------



$500,000.00                                                  _____________, 2001

            FOR VALUE RECEIVED, the undersigned (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower, up to a maximum principal amount of Five Hundred Thousand Dollars ($500,000.00), plus interest on the aggregate unpaid principal amount of such Advances, at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the first calendar day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on October 1, 2002, or on such earlier date, as provided for in the Loan Agreement.

            Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

            Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

            Borrower promises to pay Bank all reasonable costs and reasonable expenses including all reasonable attorneys' fees, incurred in such collection or in any suit or action to collect this Note or in any appeal thereof, unless a final court of competent jurisdiction finds that the Bank acted with gross negligence or willful misconduct. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

            This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

            The law of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE OR THE LOAN AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

            BORROWER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE

TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.



DATAWATCH CORPORATION

By:_____________________________________

Name:___________________________________

Title:__________________________________


DATAWATCH INTERNATIONAL LIMITED

By:_____________________________________

Name:___________________________________

Title:__________________________________



DATAWATCH EUROPE LIMITED

By:_____________________________________

Name:___________________________________

Title:__________________________________